Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with Amendment No. 1 to the report of Arkados Group, Inc. (the “Company”) on Form 10-Q/A for the Quarter ended  November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andreas Typaldos, Chairman and Acting Chief  and Sole Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated April 4, 2010	/s/ ANDREAS TYPALDOS Andreas Typaldos Acting Chief and Sole Executive Officer (defacto chief financial officer)

This certification accompanies the Report and shall not be deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.